Exhibit 10.6

CLAWBACK AGREEMENT

Date: May 2, 2019

On or about the date hereof, the undersigned is purchasing common stock and warrants of Evine Live Inc. (the “Company”) pursuant to a Common Stock and Warrant Purchase Agreement dated on or about the date hereof (the “Purchase Agreement”). The common stock and warrants are being purchased in connection with certain of the purchasers under the Purchase Agreement providing certain commercial rights to the Company. This Clawback Agreement is being entered into as a condition to purchasing securities under the Purchase Agreement.

In addition to all other relief available under applicable law, the Company shall be entitled, in the event of a breach of (a) that certain Letter Agreement between the Company and Invicta Watch Company of America (“IWCA”) dated on or about the date hereof (other than clause 3 of such agreement) or (b) that certain Vendor Exclusivity Agreement between the Company and Sterling Time, LLC (“Vendor”) dated on or about the date hereof (that is not cured by IWCA or Vendor within 30 days of notice from the Company (and a second notice provided at least 21 days following the first notice)), to liquidated damages that include [(a)] immediate cancellation of the warrants issued pursuant to the Purchase Agreement [and (b) the right to repurchase the shares of common stock issued pursuant to the Purchase Agreement at a price of $0.373 per share or, if such shares have already been sold, the undersigned shall make a cash payment equal to $0.377 per share to Company]. Notwithstanding the foregoing, 30 days’ notice shall not be required to be provided by Company if the breach was created by an intentional or willful act of IWCA, Vendor or their respective affiliates or such breach is uncurable by IWCA, Vendor or their respective affiliates.

This Clawback Agreement will be kept confidential and will not be disclosed, in any manner, in whole or in part, except that the undersigned or the Company may disclose the terms of this Clawback Agreement (i) to its attorneys and tax advisors, (ii) for the purpose of enforcing the terms of this Clawback Agreement, or (iii) in legally required filings with the U.S. Securities and Exchange Commission and related press releases and investor communications. This Clawback Agreement will be governed by the laws of the State of Minnesota, regardless of any conflict of laws principles, and the federal and state courts in Hennepin County, Minnesota shall have exclusive jurisdiction and venue over any disputes arising from or relating to this Clawback Agreement.

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Signature:_______________________________

Name of Purchaser: ________________________

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